Washington Real Estate Investment Trust
Second Quarter 2017

Supplemental Operating and Financial Data
Contact:	1775 Eye Street, NW
Tejal R. Engman	Suite 1000
Vice President, Investor Relations	Washington, DC 20006
E-mail: tengman@washreit.com	(202) 774-3200
(301) 984-9610 fax

Company Background and Highlights
Second Quarter 2017
Washington Real Estate Investment Trust ("Washington REIT") is a self-administered equity real estate investment trust investing in income-producing properties in the greater Washington, DC region. Washington REIT has a diversified portfolio with investments in office, retail, and multifamily properties and land for development.

Second Quarter 2017 Highlights

Net income attributable to controlling interests was $7.9 million, or $0.10 per diluted share, compared to $31.8 million, or $0.44 per diluted share in the second quarter of 2016, which included the recognition of a $24.1 million gain from the first sale transaction of the suburban Maryland office portfolio. NAREIT Funds from Operations (FFO) was $37.1 million, or $0.48 per diluted share, compared to $32.9 million, or $0.46 per diluted share, in second quarter 2016. Additional highlights are as below:

•	Reported Core FFO of $0.48 per diluted share, compared to $0.46 per diluted share in second quarter 2016

•	Grew same-store Net Operating Income (NOI) by 8.8% year-over-year

•	Grew same-store NOI by 14.8% for the office, 4.6% for the retail and 2.6% for the multifamily portfolios year-over-year

•	Increased same-store economic occupancy by 470 basis points year-over-year to 93.7%

•	Raised the mid-point of 2017 Core FFO guidance by two cents per fully diluted share and tightened 2017 Core FFO guidance to a range of $1.80 to $1.84 from $1.76 to $1.84 per fully diluted share

•	Raised 2017 same-store NOI growth assumption to range from 5.75% to 6.25% year-over-year, driven by increased office, retail and multifamily same-store NOI year-over-year growth assumptions

•	Signed a 131,000 square foot, 15-year lease with the United States Department of Agriculture (USDA) at Braddock Metro Center in Alexandria, VA

•	Completed the acquisition of Watergate 600, a 289,000 square foot office building in Washington, DC for $135.0 million

Of the 367,000 square feet of commercial leases signed, there were 228,000 square feet of new leases and 139,000 square feet of renewal leases. New leases, which included a lease with the USDA to backfill the space being vacated by Engility at Braddock Metro Center in Alexandria, VA, had an average rental rate decrease of (6.5)% over expiring lease rates and a weighted average lease term of 11.7 years. Commercial tenant improvement costs were $59.91 per square foot and leasing commissions were $17.04 per square foot for new leases. Renewal leases had an average rental rate increase of 12.2% from expiring lease rates and a weighted average lease term of 5.3 years. Commercial tenant improvement costs were $2.18 per square foot and leasing commissions were $1.85 per square foot for renewal leases.

On April 4, 2017, Washington REIT completed the acquisition of Watergate 600, a 289,000 square foot iconic office building on the Potomac riverfront in Washington, DC for $135.0 million in a transaction that was structured to include the issuance of units for a portion of the purchase price.

Year-to-date, the Company issued 2,070,000 shares at an average price of $31.44 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $65.1 million to maintain balance sheet strength.

As of June 30, 2017, Washington REIT owned a diversified portfolio of 50 properties, totaling approximately 6.3 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 50 properties consist of 20 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Company Background and Highlights
Second Quarter 2017

Net Operating Income Contribution by Sector - Second Quarter 2017

Multifamily
27%
(4,480 units)
Office
51%
(4 million sq ft)
Retail
22%
(2.3 million sq ft)
Michaels

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2016 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

Six Months Ended	Three Months Ended
OPERATING RESULTS	6/30/2017	6/30/2016	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Real estate rental revenue	$160,957	$156,542	$83,456	$77,501	$76,952	$79,770	$79,405
Real estate expenses	(56,554)	(56,909)	(28,691)	(27,863)	(28,940)	(29,164)	(28,175)
104,403	99,633	54,765	49,638	48,012	50,606	51,230
Real estate depreciation and amortization	(55,330)	(51,199)	(29,261)	(26,069)	(26,302)	(30,905)	(25,161)
Income from real estate	49,073	48,434	25,504	23,569	21,710	19,701	26,069
Interest expense	(23,458)	(28,180)	(12,053)	(11,405)	(11,773)	(13,173)	(13,820)
Other income	125	122	48	77	92	83	83
Acquisition costs	—	(1,178)	—	—	—	—	(1,024)
Casualty gain	—	676	—	—	—	—	676
Gain on sale of real estate	—	24,112	—	—	—	77,592	24,112
General and administrative expenses	(11,385)	(10,479)	(5,759)	(5,626)	(4,527)	(4,539)	(4,968)
Income tax benefit (expense)	107	693	107	—	(76)	(2)	693
Net income	14,462	34,200	7,847	6,615	5,426	79,662	31,821
Less: Net loss from noncontrolling interests	36	20	17	19	19	12	15
Net income attributable to the controlling interests	$14,498	$34,220	$7,864	$6,634	$5,445	$79,674	$31,836
Per Share Data:
Net income attributable to the controlling interests	$0.19	$0.49	$0.10	$0.09	$0.07	$1.07	$0.44
Fully diluted weighted average shares outstanding	75,903	70,200	76,830	74,966	74,779	74,133	71,912
Percentage of Revenues:
Real estate expenses	35.1%	36.4%	34.4%	36.0%	37.6%	36.6%	35.5%
General and administrative	7.1%	6.7%	6.9%	7.3%	5.9%	5.7%	6.3%
Ratios:
Adjusted EBITDA / Interest expense	4.0	x	3.2	x	4.1	x	3.9	x	3.7	x	3.5	x	3.4	x
Net income attributable to the controlling interests / Real estate rental revenue	9.0%	21.9%	9.4%	8.6%	7.1%	99.9%	40.1%

Consolidated Balance Sheets (In thousands) (Unaudited)

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Assets
Land	$616,444	$573,315	$573,315	$573,315	$573,315
Income producing property	2,201,846	2,123,807	2,112,088	2,092,201	2,072,166
	2,818,290	2,697,122	2,685,403	2,665,516	2,645,481
Accumulated depreciation and amortization	(691,515)	(680,231)	(657,425)	(634,945)	(613,194)
Net income producing property	2,126,775	2,016,891	2,027,978	2,030,571	2,032,287
Development in progress, including land held for development	46,154	42,914	40,232	37,463	35,760
Total real estate held for investment, net	2,172,929	2,059,805	2,068,210	2,068,034	2,068,047
Investment in real estate held for sale, net	6,983	—	—	—	41,704
Cash and cash equivalents	13,237	15,214	11,305	8,588	22,379
Restricted cash	1,506	1,430	6,317	10,091	11,054
Rents and other receivables, net of allowance for doubtful accounts	72,149	69,038	64,319	62,989	58,970
Prepaid expenses and other assets	121,005	108,622	103,468	100,788	99,150
Other assets related to properties sold or held for sale	303	—	—	—	5,147
Total assets	$2,388,112	$2,254,109	$2,253,619	$2,250,490	$2,306,451
Liabilities
Notes payable	$893,763	$893,424	$843,084	$744,063	$743,769
Mortgage notes payable	96,934	97,814	148,540	251,232	252,044
Lines of credit	228,000	123,000	120,000	125,000	269,000
Accounts payable and other liabilities	60,165	50,684	46,967	54,629	52,722
Dividend payable	—	—	22,414	—	—
Advance rents	11,956	11,948	11,750	10,473	10,178
Tenant security deposits	9,263	9,002	8,802	8,634	8,290
Liabilities related to properties sold or held for sale	322	—	—	—	2,338
Total liabilities	1,300,403	1,185,872	1,201,557	1,194,031	1,338,341
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	769	757	746	745	737
Additional paid-in capital	1,435,994	1,400,093	1,368,636	1,368,438	1,338,101
Distributions in excess of net income	(357,308)	(342,020)	(326,047)	(309,042)	(366,352)
Accumulated other comprehensive loss	6,857	8,346	7,611	(4,870)	(5,609)
Total shareholders' equity	1,086,312	1,067,176	1,050,946	1,055,271	966,877
Noncontrolling interests in subsidiaries	1,397	1,061	1,116	1,188	1,233
Total equity	1,087,709	1,068,237	1,052,062	1,056,459	968,110
Total liabilities and equity	$2,388,112	$2,254,109	$2,253,619	$2,250,490	$2,306,451

Funds from Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	6/30/2017	6/30/2016	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Funds from operations(1)
Net income	$14,462	$34,200	$7,847	$6,615	$5,426	$79,662	$31,821
Real estate depreciation and amortization	55,330	51,199	29,261	26,069	26,302	30,905	25,161
Gain on sale of depreciable real estate	—	(24,112)	—	—	—	(77,592)	(24,112)
NAREIT funds from operations (FFO)	69,792	61,287	37,108	32,684	31,728	32,975	32,870
Casualty gain	—	(676)	—	—	—	—	(676)
Severance expense	—	586	—	—	—	242	126
Relocation expense	—	—	—	—	—	16	—
Acquisition and structuring expenses	319	1,366	104	215	118	37	1,107
Core FFO (1)	$70,111	$62,563	$37,212	$32,899	$31,846	$33,270	$33,427

Allocation to participating securities(2)	(184)	(155)	(107)	(78)	(32)	(200)	(99)

NAREIT FFO per share - basic	$0.92	$0.87	$0.48	$0.44	$0.42	$0.44	$0.46
NAREIT FFO per share - fully diluted	$0.92	$0.87	$0.48	$0.43	$0.42	$0.44	$0.46
Core FFO per share - fully diluted	$0.92	$0.89	$0.48	$0.44	$0.43	$0.45	$0.46

Common dividend per share	$0.60	$0.60	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	75,785	70,010	76,705	74,854	74,592	73,994	71,719
Average shares - fully diluted	75,903	70,200	76,830	74,966	74,779	74,133	71,912
(1) See "Supplemental Definitions" on page 31 of this supplemental for the definitions of FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	6/30/2017	6/30/2016	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Funds available for distribution (FAD)(1)
NAREIT FFO	$69,792	$61,287	$37,108	$32,684	$31,728	$32,975	$32,870
Tenant improvements and incentives	(8,572)	(9,182)	(2,630)	(5,942)	(4,822)	(4,889)	(7,639)
External and internal leasing commissions	(3,937)	(4,365)	(1,414)	(2,523)	(3,403)	(1,251)	(3,350)
Recurring capital improvements	(1,068)	(2,145)	(663)	(405)	(1,660)	(1,146)	(1,237)
Straight-line rent, net	(1,955)	(1,563)	(1,106)	(849)	(603)	(682)	(880)
Non-cash fair value interest expense	(526)	86	(224)	(302)	47	46	44
Non-real estate depreciation and amortization of debt costs	1,714	1,826	815	899	873	846	876
Amortization of lease intangibles, net	1,435	1,796	585	850	900	898	853
Amortization and expensing of restricted share and unit compensation	2,316	2,369	1,186	1,130	737	292	850
FAD	59,199	50,109	33,657	25,542	23,797	27,089	22,387
Non-share-based severance expense	—	165	—	—	—	242	126
Relocation expense	—	—	—	—	—	16	—
Acquisition and structuring expenses	319	1,366	104	215	118	37	1,107
Casualty gain	—	(676)	—	—	—	—	(676)
Core FAD (1)	$59,518	$50,964	$33,761	$25,757	$23,915	$27,384	$22,944

(1) See "Supplemental Definitions" on page 31 of this supplemental for the definitions of FAD and Core FAD.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Six Months Ended		Three Months Ended
	6/30/2017	6/30/2016	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Adjusted EBITDA (1)
Net income	$14,462	$34,200	$7,847	$6,615	$5,426	$79,662	$31,821
Add:
Interest expense	23,458	28,180	12,053	11,405	11,773	13,173	13,820
Real estate depreciation and amortization	55,330	51,199	29,261	26,069	26,302	30,905	25,161
Income tax (benefit) expense	(107)	(693)	(107)	—	76	2	(693)
Casualty gain	—	(676)	—	—	—	—	(676)
Non-real estate depreciation	236	304	120	116	119	101	152
Severance expense	—	586	—	—	—	242	126
Relocation expense	—	—	—	—	—	16	—
Acquisition and structuring expenses	319	1,366	104	215	118	37	1,107
Less:
Gain on sale of real estate	—	(24,112)	—	—	—	(77,592)	(24,112)
Adjusted EBITDA	$93,698	$90,354	$49,278	$44,420	$43,814	$46,546	$46,706

(1)   Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expense, gain from non-disposal activities and allocations to noncontrolling interests. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Balances Outstanding

Secured
Mortgage note payable, net	$96,934	$97,814	$148,540	$251,232	$252,044
Unsecured
Fixed rate bonds	595,562	595,315	595,067	594,905	594,658
Term loans	298,201	298,109	248,017	149,158	149,111
Credit facility	228,000	123,000	120,000	125,000	269,000
Unsecured total	1,121,763	1,016,424	963,084	869,063	1,012,769
Total	$1,218,697	$1,114,238	$1,111,624	$1,120,295	$1,264,813

Weighted Average Interest Rates

Secured
Mortgage note payable, net	4.5%	4.5%	4.0%	5.3%	5.3%
Unsecured
Fixed rate bonds	4.7%	4.7%	4.7%	4.7%	4.7%
Term loans (1)	2.8%	2.8%	2.6%	2.7%	2.7%
Credit facility	2.2%	2.0%	1.6%	1.5%	1.4%
Unsecured total	3.7%	3.8%	3.8%	3.9%	3.6%
Weighted Average	3.8%	3.9%	3.8%	4.2%	3.9%

(1) Washington REIT has entered into interest rate swaps to effectively fix the floating interest rates on its term loans (see page 10 of this Supplemental)

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 10 of this Supplemental).

Long Term Debt Maturities (in thousands, except average interest rates)
, except per share data)

	Future Maturities of Debt
Year	Secured Debt	Unsecured Debt		Credit Facilities		Total Debt	Avg Interest Rate
2017	$—	$—		$—		$—
2018	—	—		—		—
2019	31,280	—		228,000	(1)	259,280	2.6%
2020	—	250,000		—		250,000	5.1%
2021	—	150,000	(2)	—		150,000	2.7%
2022	44,517	300,000		—		344,517	4.0%
2023	—	150,000	(3)	—		150,000	2.9%
2024	—	—		—		—
2025	—	—		—		—
2026	—	—		—		—
2027	—	—		—		—
Thereafter	—	50,000		—		50,000	7.4%
Scheduled principal payments	$75,797	$900,000		$228,000		$1,203,797	3.8%
Scheduled amortization payments	17,613	—		—		17,613	4.8%
Net discounts/premiums	3,828	(1,776)		—		2,052
Loan costs, net of amortization	(304)	(4,461)		—		(4,765)
Total maturities	$96,934	$893,763		$228,000		$1,218,697	3.8%
Weighted average maturity =4.3 years

(1) Maturity date for credit facility may be extended for up to two additional 6-month periods at Washington REIT's option.
(2) Washington REIT entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015.
(3) Washington REIT entered into interest rate swaps to effectively fix a LIBOR plus 165 basis points floating interest rate to a 2.86% all-in fixed interest rate commencing March 31, 2017.

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit and Term Loans
	Quarter Ended June 30, 2017	Covenant	Quarter Ended June 30, 2017	Covenant
% of Total Indebtedness to Total Assets(1)	41.7%	≤ 65.0%	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	4.1	≥ 1.5	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	3.3%	≤ 40.0%	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.5	≥ 1.5	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	34.9%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.96	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	2.8%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	34.0%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	4.88	≥ 1.75

(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			6/30/2017		3/31/2017		12/31/2016		9/30/2016		6/30/2016
Market Data

Shares Outstanding			$76,926		$75,702		$74,606		$74,579		$73,651
Market Price per Share			31.90		31.28		32.69		31.12		31.46
Equity Market Capitalization			$2,453,939		$2,367,959		$2,438,870		$2,320,898		$2,317,060

Total Debt			$1,218,697		$1,114,238		$1,111,624		$1,120,295		$1,264,813
Total Market Capitalization			$3,672,636		$3,482,197		$3,550,494		$3,441,193		$3,581,873

Total Debt to Market Capitalization			0.33	:1	0.32	:1	0.31	:1	0.33	:1	0.35	:1

Earnings to Fixed Charges(1)			1.6x		1.6x		1.4x		6.9x		3.3x
Debt Service Coverage Ratio(2)			3.9x		3.6x		3.4x		3.3x		3.2x

Dividend Data	Six Months Ended		Three Months Ended
	6/30/2017	6/30/2016	6/30/2017		3/31/2017		12/31/2016		9/30/2016		6/30/2016
Total Dividends Declared	$45,759	$42,791	$23,152		$22,607		$22,414		$22,365		$22,147
Common Dividend Declared per Share	$0.60	$0.60	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	65.2%	67.4%
Payout Ratio (Core FAD basis)	76.9%	83.3%

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratios for the three months ended September 30, 2016 and June 30, 2016 include gains on the sale of real estate of $77.6 million and $24.1 million, respectively.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth & Rental Rate Growth 2017 vs. 2016

	Six Months Ended June 30,			Rental Rate	Three Months Ended June 30,			Rental Rate
	2017	2016	% Change	Growth	2017	2016	% Change	Growth
Cash Basis:
Multifamily	$22,484	$21,774	3.3%	1.5%	$11,368	$11,076	2.6%	1.8%
Office	44,012	38,309	14.9%	0.2%	22,538	19,658	14.7%	—%
Retail	23,202	21,709	6.9%	0.5%	11,694	11,056	5.8%	0.6%
Overall Same-Store Portfolio (1)	$89,698	$81,792	9.7%	0.7%	$45,600	$41,790	9.1%	0.6%

GAAP Basis:
Multifamily	$22,478	$21,760	3.3%	1.5%	$11,366	$11,074	2.6%	1.8%
Office	43,787	38,025	15.2%	0.5%	22,476	19,582	14.8%	0.1%
Retail	23,757	22,370	6.2%	0.7%	11,915	11,396	4.6%	0.9%
Overall Same-Store Portfolio (1)	$90,022	$82,155	9.6%	0.9%	$45,757	$42,052	8.8%	0.7%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Dulles Station II, Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended June 30, 2017
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$18,404	$35,181	$15,512	$—	$69,097
Non same-store - acquired and in development (1)	5,431	8,928	—	—	14,359
Total	23,835	44,109	15,512	—	83,456
Real estate expenses
Same-store portfolio	7,038	12,705	3,597	—	23,340
Non same-store - acquired and in development (1)	2,203	3,148	—	—	5,351
Total	9,241	15,853	3,597	—	28,691
Net Operating Income (NOI)
Same-store portfolio	11,366	22,476	11,915	—	45,757
Non same-store - acquired and in development (1)	3,228	5,780	—	—	9,008
Total	$14,594	$28,256	$11,915	$—	$54,765

Same-store portfolio NOI (from above)	$11,366	$22,476	$11,915	$—	$45,757
Straight-line revenue, net for same-store properties	1	(670)	(52)	—	(721)
FAS 141 Min Rent	1	36	(220)	—	(183)
Amortization of lease intangibles for same-store properties	—	696	51	—	747
Same-store portfolio cash NOI	$11,368	$22,538	$11,694	$—	$45,600
Reconciliation of NOI to net income
Total NOI	$14,594	$28,256	$11,915	$—	$54,765
Depreciation and amortization	(7,799)	(16,949)	(4,305)	(208)	(29,261)
General and administrative	—	—	—	(5,759)	(5,759)
Interest expense	(980)	(288)	(188)	(10,597)	(12,053)
Other income	—	—	—	48	48
Income tax benefit	—	—	—	107	107
Net income (loss)	5,815	11,019	7,422	(16,409)	7,847
Net loss attributable to noncontrolling interests	—	—	—	17	17
Net income (loss) attributable to the controlling interests	$5,815	$11,019	$7,422	$(16,392)	$7,864
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended June 30, 2016
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$18,103	$31,450	$15,080	$—	$64,633
Non same-store - acquired and in development (1)	2,485	12,287	—	—	14,772
Total	20,588	43,737	15,080	—	79,405

Real estate expenses
Same-store portfolio	7,029	11,868	3,684	—	22,581
Non same-store - acquired and in development (1)	868	4,726		—	5,594
Total	7,897	16,594	3,684	—	28,175

Net Operating Income (NOI)
Same-store portfolio	11,074	19,582	11,396	—	42,052
Non same-store - acquired and in development (1)	1,617	7,561	—	—	9,178
Total	$12,691	$27,143	$11,396	$—	$51,230

Same-store portfolio NOI (from above)	$11,074	$19,582	$11,396	$—	$42,052
Straight-line revenue, net for same-store properties	1	(677)	(133)	—	(809)
FAS 141 Min Rent	1	149	(255)	—	(105)
Amortization of lease intangibles for same-store properties	—	604	48	—	652
Same-store portfolio cash NOI	$11,076	$19,658	$11,056	$—	$41,790

Reconciliation of NOI to net income
Total NOI	$12,691	$27,143	$11,396	$—	$51,230
Depreciation and amortization	(6,496)	(14,770)	(3,651)	(244)	(25,161)
General and administrative	—	—	—	(4,968)	(4,968)
Interest expense	(1,808)	(2,204)	(211)	(9,597)	(13,820)
Other income	—	—	—	83	83
Acquisition costs	—	—	—	(1,024)	(1,024)
Gain on sale of real estate	—	—	—	24,112	24,112
Casualty gain	—	—	—	676	676
Income tax benefit	—	—	—	693	693
Net income	4,387	10,169	7,534	9,731	31,821
Net income attributable to noncontrolling interests	—	—	—	15	15
Net income attributable to the controlling interests	$4,387	$10,169	$7,534	$9,746	$31,836
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Six Months Ended June 30, 2017
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$36,660	$69,263	$31,217	$—	$137,140
Non same-store - acquired and in development (1)	10,944	12,873	—	—	23,817
Total	47,604	82,136	31,217	—	160,957
Real estate expenses
Same-store portfolio	14,182	25,476	7,460	—	47,118
Non same-store - acquired and in development (1)	4,645	4,791	—	—	9,436
Total	18,827	30,267	7,460	—	56,554
Net Operating Income (NOI)
Same-store portfolio	22,478	43,787	23,757	—	90,022
Non same-store - acquired and in development (1)	6,299	8,082	—	—	14,381
Total	$28,777	$51,869	$23,757	$—	$104,403

Same-store portfolio NOI (from above)	$22,478	$43,787	$23,757	$—	$90,022
Straight-line revenue, net for same-store properties	4	(1,287)	(208)	—	(1,491)
FAS 141 Min Rent	2	85	(447)	—	(360)
Amortization of lease intangibles for same-store properties	—	1,427	100	—	1,527
Same-store portfolio cash NOI	$22,484	$44,012	$23,202	$—	$89,698
Reconciliation of NOI to net income
Total NOI	$28,777	$51,869	$23,757	$—	$104,403
Depreciation and amortization	(15,289)	(31,621)	(8,012)	(408)	(55,330)
General and administrative	—	—	—	(11,385)	(11,385)
Interest expense	(1,958)	(436)	(382)	(20,682)	(23,458)
Other income	—	—	—	125	125
Income tax benefit	—	—	—	107	107
Net income (loss)	11,530	19,812	15,363	(32,243)	14,462
Net loss attributable to noncontrolling interests	—	—	—	36	36
Net income (loss) attributable to the controlling interests	$11,530	$19,812	$15,363	$(32,207)	$14,498
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Six Months Ended June 30, 2016
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$36,042	$62,182	$30,460	$—	$128,684
Non same-store - acquired and in development (1)	2,485	25,373	—	—	27,858
Total	38,527	87,555	30,460	—	156,542
Real estate expenses
Same-store portfolio	14,282	24,157	8,090	—	46,529
Non same-store - acquired and in development (1)	868	9,512	—	—	10,380
Total	15,150	33,669	8,090	—	56,909
Net Operating Income (NOI)
Same-store portfolio	21,760	38,025	22,370	—	82,155
Non same-store - acquired and in development (1)	1,617	15,861	—	—	17,478
Total	$23,377	$53,886	$22,370	$—	$99,633

Same-store portfolio NOI (from above)	$21,760	$38,025	$22,370	$—	$82,155
Straight-line revenue, net for same-store properties	12	(1,167)	(249)	—	(1,404)
FAS 141 Min Rent	2	262	(509)	—	(245)
Amortization of lease intangibles for same-store properties	—	1,189	97	—	1,286
Same-store portfolio cash NOI	$21,774	$38,309	$21,709	$—	$81,792
Reconciliation of NOI to net income
Total NOI	$23,377	$53,886	$22,370	$—	$99,633
Depreciation and amortization	(11,899)	(31,553)	(7,260)	(487)	(51,199)
General and administrative	—	—	—	(10,479)	(10,479)
Interest expense	(4,051)	(4,731)	(427)	(18,971)	(28,180)
Other income	—	—	—	122	122
Acquisition costs	—	—	—	(1,178)	(1,178)
Gain on sale of real estate	—	—	—	24,112	24,112
Casualty gain	—	—	—	676	676
Income tax benefit	—	—	—	693	693
Net income (loss)	7,427	17,602	14,683	(5,512)	34,200
Net loss attributable to noncontrolling interests	—	—	—	20	20
Net income (loss) attributable to the controlling interests	$7,427	$17,602	$14,683	$(5,492)	$34,220
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Net Operating Income (NOI) by Region

	Percentage of NOI
	Q2 2017	YTD 2017
DC
Multifamily	5.3%	5.6%
Office	29.6%	27.0%
Retail	1.8%	1.8%
	36.7%	34.4%
Maryland
Multifamily	2.4%	2.4%
Retail	13.2%	13.8%
	15.6%	16.2%
Virginia
Multifamily	19.0%	19.6%
Office	22.0%	22.7%
Retail	6.7%	7.1%
	47.7%	49.4%

Total Portfolio	100.0%	100.0%

Same-Store Portfolio and Overall Ending Occupancy Levels by Sector

	Ending Occupancy - Same-Store Properties (1), (2)
Sector	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Multifamily (calculated on a unit basis)	95.4%	94.8%	95.6%	92.4%	94.6%

Multifamily	95.1%	94.2%	95.2%	94.8%	94.2%
Office	93.0%	93.1%	91.7%	91.0%	86.9%
Retail	91.4%	93.8%	95.7%	95.6%	92.1%

Overall Portfolio	93.3%	93.7%	94.0%	93.6%	90.8%

	Ending Occupancy - All Properties (2)
Sector	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Multifamily (calculated on a unit basis)	95.1%	94.6%	94.7%	94.5%	94.7%

Multifamily	94.9%	94.2%	94.5%	94.2%	94.4%
Office	92.9%	92.4%	91.1%	90.5%	87.5%
Retail	91.4%	93.8%	95.7%	95.6%	92.1%

Overall Portfolio	93.4%	93.5%	93.5%	93.2%	91.1%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

(2)   Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the rows labeled "Multifamily (calculated on a unit basis)," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period.

Same-Store Portfolio and Overall Economic Occupancy Levels by Sector

	Economic Occupancy - Same-Store Properties(1)
Sector	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Multifamily	94.9%	94.8%	95.1%	95.2%	95.0%
Office	94.4%	93.6%	91.9%	89.9%	85.7%
Retail	90.4%	92.1%	93.6%	91.8%	89.3%

Overall Portfolio	93.7%	93.6%	93.2%	91.8%	89.0%

	Economic Occupancy - All Properties
Sector	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Multifamily	94.5%	94.0%	94.4%	94.6%	95.3%
Office	93.4%	92.0%	91.1%	89.5%	86.6%
Retail	90.4%	92.1%	93.6%	91.8%	89.3%

Overall Portfolio	93.2%	92.7%	92.6%	91.5%	89.3%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Office - Watergate 600
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Acquisition/Development/Re-development Summary

Property and Location	Acquisition Date	Property type	Net Rentable Square feet	Investment (in thousands)	Leased % as of 6/30/2017
Acquisition Summary
Watergate 600, Washington, DC	April 4, 2017	Office	289,000	$135,000	99%

Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cash Cost (1) (in thousands)	Cash Cost to Date (1) (in thousands)	Anticipated Construction Completion Date	Leased % as of 6/30/2017
Development Summary
Trove (Wellington land parcel), Arlington, VA	401 units	$122,252	$21,781	third quarter 2019(2)	N/A

Re-development Summary
The Army Navy Building (3), Washington DC	108,000 square feet	$4,045	$3,011	second quarter 2017(4)	55%(5)
Spring Valley Village, Washington DC	14,000 additional square feet	$5,343	$981	fourth quarter 2017(6)	N/A

(1) Represents anticipated/actual cash expenditures, and excludes allocations of capitalized corporate overhead costs and interest.

(2) This development project has two phases: Phase I consists of two buildings totaling 226 units and a garage, with delivery of units anticipated to commence in third quarter 2019; Phase II consists of one building with 175 units, anticipated to commence in third quarter 2020.

(3) This re-development project primarily consists of adding amenities, to include a lounge and conference center with access to the rooftop and a renovated penthouse, and upgrading the building's lobby and other common areas.

(4) Conference center with access to the rooftop and renovated penthouse as well as upgraded building's lobby substantially complete in second quarter 2017. Common areas anticipated completion in third quarter 2017.

(5) As a result of leasing activity subsequent to quarter-end, the Army Navy Building is now 71% leased.

(6) Substantial completion of the new building at Spring Valley Village anticipated in fourth quarter 2017, with completion of the site work anticipated in first quarter 2018.

Commercial Leasing Summary - New Leases

	2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016
Gross Leasing Square Footage
Office Buildings	192,352		36,102		39,047		60,538		28,154
Retail Centers	35,582		8,355		10,362		1,342		6,313
Total	227,934		44,457		49,409		61,880		34,467
Weighted Average Term (years)
Office Buildings	11.7		8.5		4.9		6.4		6.1
Retail Centers	11.6		6.2		9.2		8.3		8.0
Total	11.7		8.1		5.8		6.4		6.5
Weighted Average Free Rent Period (months) (1)
Office Buildings	12.5		9.1		3.0		6.1		5.9
Retail Centers	6.9		2.7		1.0		3.9		1.2
Total	11.6		8.0		2.5		6.1		5.3

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$36.32	$38.30	$32.50	$33.83	$40.36	$42.92	$39.31	$39.01	$34.80	$35.43
Retail Centers	21.80	21.06	37.15	35.16	38.26	38.99	43.67	46.15	28.92	29.11
Total	$34.13	$35.69	$33.37	$34.08	$39.92	$42.10	$39.40	$39.17	$33.73	$34.27

Rate on new leases
Office Buildings	$31.14	$30.63	$43.20	$38.67	$42.64	$39.96	$44.06	$40.80	$39.83	$37.09
Retail Centers	36.28	33.14	36.39	34.46	44.14	40.37	60.89	55.00	28.13	26.45
Total	$31.92	$31.01	$41.92	$37.88	$42.96	$40.05	$44.42	$41.10	$37.69	$35.14

Percentage Increase
Office Buildings	(14.2)%	(20.0)%	33.0%	14.3%	5.7%	(6.9)%	12.1%	4.6%	14.5%	4.7%
Retail Centers	66.4%	57.4%	(2.1)%	(2.0)%	15.4%	3.5%	39.4%	19.2%	(2.7)%	(9.1)%
Total	(6.5)%	(13.1)%	25.6%	11.1%	7.6%	(4.9)%	12.7%	4.9%	11.8%	2.5%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$11,732,915	$61.00	$2,333,378	$64.63	$1,244,745	$31.88	$2,682,882	$44.32	$1,356,810	$48.19
Retail Centers	1,923,540	54.06	60,030	7.18	307,953	29.72	—	—	111,840	17.72
Subtotal	$13,656,455	$59.91	$2,393,408	$53.84	$1,552,698	$31.43	$2,682,882	$43.36	$1,468,650	$42.61
Leasing Commissions (1)
Office Buildings	$3,263,054	$16.96	$688,811	$19.08	$424,951	$10.88	$890,195	$14.70	$375,882	$13.35
Retail Centers	620,605	17.44	98,930	11.84	212,162	20.48	39,380	29.34	80,461	12.75
Subtotal	$3,883,659	$17.04	$787,741	$17.72	$637,113	$12.89	$929,575	$15.02	$456,343	$13.24
Tenant Improvements and Leasing Commissions
Office Buildings	$14,995,969	$77.96	$3,022,189	$83.71	$1,669,696	$42.76	$3,573,077	$59.02	$1,732,692	$61.54
Retail Centers	2,544,145	71.50	158,960	19.02	520,115	50.20	39,380	29.34	192,301	30.47
Total	$17,540,114	$76.95	$3,181,149	$71.56	$2,189,811	$44.32	$3,612,457	$58.38	$1,924,993	$55.85

Commercial Leasing Summary - Renewal Leases

	2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016
Gross Leasing Square Footage
Office Buildings	22,026		104,283		64,956		151,722		30,787
Retail Centers	116,740		47,279		65,934		74,535		9,076
Total	138,766		151,562		130,890		226,257		39,863
Weighted Average Term (years)
Office Buildings	6.5		11.8		4.9		3.7		4.6
Retail Centers	5.0		5.7		4.9		4.7		6.3
Total	5.3		9.9		4.9		4.0		5.0
Weighted Average Free Rent Period (months) (1)
Office Buildings	3.0		12.1		3.1		2.4		4.4
Retail Centers	—		—		—		—		0.7
Total	0.9		9.1		1.8		1.8		3.3

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$50.64	$51.78	$46.52	$50.00	$43.31	$43.62	$35.85	$36.37	$30.13	$31.53
Retail Centers	21.10	21.35	32.13	33.61	27.52	27.66	25.03	25.28	32.56	47.14
Total	$25.79	$26.18	$42.03	$44.88	$35.36	$35.58	$32.28	$32.72	$30.69	$35.08

Rate on new leases
Office Buildings	$58.15	$55.54	$58.13	$50.05	$46.84	$44.18	$42.20	$40.38	$34.42	$32.44
Retail Centers	23.43	23.21	37.10	35.64	30.27	29.81	27.61	26.58	41.78	46.62
Total	$28.94	$28.34	$51.57	$45.56	$38.49	$36.94	$37.39	$35.84	$36.10	$35.67

Percentage Increase
Office Buildings	14.8%	7.3%	25.0%	0.1%	8.1%	1.3%	17.7%	11.0%	14.2%	2.9%
Retail Centers	11.1%	8.7%	15.5%	6.0%	10.0%	7.8%	10.3%	5.1%	28.3%	(1.1)%
Total	12.2%	8.3%	22.7%	1.5%	8.9%	3.8%	15.8%	9.5%	17.6%	1.7%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$279,990	$12.71	$9,703,224	$93.05	$1,068,629	$16.45	$2,243,523	$14.79	$153,365	$4.98
Retail Centers	22,800	0.20	111,925	2.37	56,940	0.86	—	—	—	—
Subtotal	$302,790	$2.18	$9,815,149	$64.76	$1,125,569	$8.60	$2,243,523	$9.92	$153,365	$3.85
Leasing Commissions (1)
Office Buildings	$196,926	$8.94	$2,981,750	$28.59	$735,713	$11.33	$780,080	$5.14	$198,223	$6.44
Retail Centers	59,431	0.51	137,765	2.91	120,858	1.83	124,121	1.67	74,824	8.24
Subtotal	$256,357	$1.85	$3,119,515	$20.58	$856,571	$6.54	$904,201	$4.00	$273,047	$6.85
Tenant Improvements and Leasing Commissions
Office Buildings	$476,916	$21.65	$12,684,974	$121.64	$1,804,342	$27.78	$3,023,603	$19.93	$351,588	$11.42
Retail Centers	82,231	0.71	249,690	5.28	177,798	2.69	124,121	1.67	74,824	8.24
Total	$559,147	$4.03	$12,934,664	$85.34	$1,982,140	$15.14	$3,147,724	$13.92	$426,412	$10.70

10 Largest Tenants - Based on Annualized Commercial Income
June 30, 2017

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
Advisory Board Company	2	23	5.74%	310,668	5.40%
World Bank	1	42	5.67%	210,354	3.66%
Atlantic Media, Inc.	1	124	3.82%	140,208	2.44%
Capital One	5	54	3.00%	148,742	2.59%
Engility Corporation (1)	1	3	2.67%	134,126	2.33%
Blank Rome LLP	1	18	2.49%	80,547	1.40%
Booz Allen Hamilton, Inc.	1	103	2.39%	222,989	3.88%
Epstein, Becker & Green, P.C.	1	126	1.54%	60,544	1.05%
Hughes Hubbard & Reed LLP	1	168	1.52%	54,154	0.94%
Alexandria City School Board	1	143	1.27%	84,693	1.48%
Total/Weighted Average		66	30.11%	1,447,025	25.17%

(1) We have executed a lease with a new tenant for the space currently occupied by Engility Corporation. We expect the new lease to commence in 2018.

Industry Diversification - Office
June 30, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Office:
Professional, Scientific, and Technical Services (excluding legal services)	$54,747,294	36.81%	1,511,409	41.35%
Finance and Insurance	22,657,869	15.24%	485,596	13.28%
Information	16,217,879	10.91%	340,883	9.33%
Legal Services	16,022,299	10.78%	317,829	8.69%
Political, Civic and Social Organizations	12,480,740	8.39%	304,929	8.34%
Health Care and Social Assistance	5,316,718	3.58%	153,448	4.20%
Educational Services	4,704,393	3.16%	144,870	3.96%
Wholesale Trade	4,537,042	3.05%	103,579	2.83%
Miscellaneous:
Administrative and Support and Waste Management and Remediation Services	3,141,360	2.11%	71,202	1.95%
Public Administration	2,268,763	1.53%	45,928	1.26%
Real Estate and Rental and Leasing	1,949,992	1.31%	45,615	1.25%
Management of Companies and Enterprises	1,736,928	1.17%	43,599	1.19%
Other	2,911,472	1.96%	86,583	2.37%
Total	$148,692,749	100.00%	3,655,470	100.00%
Note: Federal government tenants comprise up to 1.3% of annualized base rental revenue.

Industry Diversification - Retail
June 30, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Retail:
Wholesale Trade	$27,070,276	57.03%	1,443,633	70.31%
Accommodation and Food Services	7,560,857	15.93%	228,669	11.14%
Finance and Insurance	4,182,225	8.81%	56,299	2.74%
Other Services (except Public Administration/Government)	3,427,931	7.22%	105,736	5.15%
Arts, Entertainment, and Recreation	1,965,265	4.14%	115,586	5.63%
Health Care and Social Assistance	1,242,757	2.62%	31,602	1.54%
Miscellaneous:
Manufacturing	546,986	1.15%	17,547	0.85%
Educational Services	427,500	0.90%	25,598	1.25%
Information (Broadcasting, Publishing, Telecommunications)	358,211	0.75%	8,347	0.41%
Other	687,044	1.45%	20,176	0.98%
Total	$47,469,052	100.00%	2,053,193	100.00%

Lease Expirations
June 30, 2017

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent (1)	Average Rental Rate	Percent of Annualized Rent (1)
Office:
2017	29	235,087	6.36%	$9,202,831	$39.15	5.39%
2018	44	291,601	7.89%	13,520,479	46.37	7.92%
2019	59	559,935	15.16%	24,127,195	43.09	14.13%
2020	47	425,284	11.51%	20,317,437	47.77	11.90%
2021	58	432,436	11.71%	18,487,596	42.75	10.81%
2022 and thereafter	178	1,749,240	47.37%	85,136,463	48.67	49.85%
	415	3,693,583	100.00%	$170,792,001	46.24	100.00%
Retail:
2017	12	43,240	2.06%	$1,370,718	$31.70	2.58%
2018	32	276,529	13.20%	3,771,880	13.64	7.09%
2019	31	115,387	5.51%	3,553,413	30.80	6.68%
2020	41	387,674	18.50%	7,279,797	18.78	13.68%
2021	23	218,039	10.41%	3,891,705	17.85	7.31%
2022 and thereafter	148	1,054,383	50.32%	33,340,036	31.62	62.66%
	287	2,095,252	100.00%	$53,207,549	25.39	100.00%
Total:
2017	41	278,327	4.81%	$10,573,549	$37.99	4.72%
2018	76	568,130	9.81%	17,292,359	30.44	7.72%
2019	90	675,322	11.67%	27,680,608	40.99	12.36%
2020	88	812,958	14.04%	27,597,234	33.95	12.32%
2021	81	650,475	11.24%	22,379,301	34.40	9.99%
2022 and thereafter	326	2,803,623	48.43%	118,476,499	42.26	52.89%
	702	5,788,835	100.00%	$223,999,550	38.70	100.00%

(1) Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
June 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased %
Office Buildings
515 King Street	Alexandria, VA	1992	1966	75,000	94%
Courthouse Square	Alexandria, VA	2000	1979	118,000	93%
Braddock Metro Center	Alexandria, VA	2011	1985	352,000	99%
1600 Wilson Boulevard	Arlington, VA	1997	1973	170,000	100%
Fairgate at Ballston	Arlington, VA	2012	1988	143,000	93%
Monument II	Herndon, VA	2007	2000	208,000	84%
925 Corporate Drive	Stafford, VA	2010	2007	135,000	75%
1000 Corporate Drive	Stafford, VA	2010	2009	137,000	82%
Silverline Center	Tysons, VA	1997	1972/1986/1999/2014	545,000	97%
John Marshall II	Tysons, VA	2011	1996/2010	223,000	100%
1901 Pennsylvania Avenue	Washington, DC	1977	1960	102,000	82%
1220 19th Street	Washington, DC	1995	1976	103,000	97%
1776 G Street	Washington, DC	2003	1979	262,000	100%
2000 M Street	Washington, DC	2007	1971	231,000	100%
2445 M Street	Washington, DC	2008	1986	290,000	100%
1140 Connecticut Avenue	Washington, DC	2011	1966	184,000	85%
1227 25th Street	Washington, DC	2011	1988	136,000	99%
Army Navy Building	Washington, DC	2014	1912/1987	109,000	55%
1775 Eye Street, NW	Washington, DC	2014	1964	187,000	100%
Watergate 600	Washington, DC	2017	1972/1997	289,000	99%
Subtotal				3,999,000	94%

Schedule of Properties (continued)
June 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased %
Retail Centers
Bradlee Shopping Center	Alexandria, VA	1984	1955	171,000	100%
Shoppes of Foxchase	Alexandria, VA	1994	1960/2006	134,000	100%
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000	93%
Concord Centre	Springfield, VA	1973	1960	76,000	72%
Gateway Overlook	Columbia, MD	2010	2007	220,000	98%
Frederick County Square	Frederick, MD	1995	1973	227,000	93%
Frederick Crossing	Frederick, MD	2005	1999/2003	295,000	89%
Centre at Hagerstown	Hagerstown, MD	2002	2000	330,000	86%
Olney Village Center	Olney, MD	2011	1979/2003	199,000	97%
Randolph Shopping Center	Rockville, MD	2006	1972	83,000	88%
Montrose Shopping Center	Rockville, MD	2006	1970	145,000	98%
Takoma Park	Takoma Park, MD	1963	1962	51,000	100%
Westminster	Westminster, MD	1972	1969	150,000	98%
Wheaton Park	Wheaton, MD	1977	1967	74,000	93%
Chevy Chase Metro Plaza	Washington, DC	1985	1975	50,000	87%
Spring Valley Village	Washington, DC	2014	1941/1950	78,000	81%
Subtotal				2,329,000	93%

Schedule of Properties (continued)
June 30, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET (1)	Leased %
Multifamily Buildings / # units
Clayborne / 74	Alexandria, VA	2008	2008	60,000	96%
Riverside Apartments / 1,222	Alexandria, VA	2016	1971	1,266,000	99%
Park Adams / 200	Arlington, VA	1969	1959	173,000	98%
Bennett Park / 224	Arlington, VA	2007	2007	214,000	98%
The Paramount / 135	Arlington, VA	2013	1984	141,000	97%
The Maxwell / 163	Arlington, VA	2014	2014	139,000	96%
The Wellington / 711	Arlington, VA	2015	1960	842,000	96%
Roosevelt Towers / 191	Falls Church, VA	1965	1964	170,000	96%
The Ashby at McLean / 256	McLean, VA	1996	1982	274,000	100%
Bethesda Hill Apartments / 195	Bethesda, MD	1997	1986	225,000	97%
Walker House Apartments / 212	Gaithersburg, MD	1996	1971/2003	157,000	97%
3801 Connecticut Avenue / 307	Washington, DC	1963	1951	178,000	99%
Kenmore Apartments / 374	Washington, DC	2008	1948	268,000	97%
Yale West / 216	Washington, DC	2014	2011	238,000	98%
Subtotal (4,480 units)				4,345,000	98%
TOTAL				10,673,000
(1) Multifamily buildings are presented in gross square feet.

Supplemental Definitions
June 30, 2017

Adjusted EBITDA (a non-GAAP measure) is earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, casualty gain, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Economic occupancy is calculated as actual real estate rental revenue recognized for the period indicated as a percentage of gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period. Multifamily unit basis ending occupancy is calculated as occupied units as a percentage of total units as of the last day of that period.

NAREIT Funds from operations ("NAREIT FFO") is defined by National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in an April, 2002 White Paper as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term.

Same-store portfolio properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

Same-store portfolio net operating income (NOI) growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.